Exhibit 10.2.3

Security under sec. 427(1) of the Bank Act.
(Security on all property of specified kinds)

        FOR GOOD AND VALUABLE CONSIDERATION, the undersigned hereby assigns to the BANK OF MONTREAL (hereinafter called "the Bank") as continuing security for the payment of all loans and advances made or that may be made by the Bank to the undersigned up to and including the 2nd day of August, 2005, pursuant to the application for credit and promise to give security made by the undersigned to the Bank and dated the 8th day of August, 2002, and any application(s) for credit and promise(s) to give security supplemental thereto made or that may be made by the undersigned to the Bank or renewals of such loans and advances or substitutions therefor and interest on such loans and advances and on any such renewals and substitutions, all property of the kind(s) hereinafter described of which the undersigned is now or may hereafter become the owner or in respect of which the undersigned does now have or hereafter may acquire rights, to wit,—(describe the property assigned)

  the universality of the inventory and property in stock of the undersigned and all the claims related thereto as well as all merchandise manufactured or otherwise procured by way of a security on such products or such goods, wares and merchandise as well as on the goods, wares or merchandise used for their packaging and also on all wares or merchandise that the undersigned manufactures or produces, or which are acquired for such purpose, as well as on the goods, wares or merchandise used for their packaging. Without limiting the generality of the foregoing, all products warehoused in our establishment, including, notwithstanding the generality of the foregoing, all related products and all other products purchased or otherwise procured by the undersigned as well as all the supplies used by the undersigned in its operations, and that is now or may hereafter be in the place or places hereinafter, designated, to wit,—(designate the place or places)

  at our establishment at 33 Prince Street, Suite 280, Montréal, Quebec, H3C 2M7 and at any other place in Canada, whether the goods are actually there or in transit.

        or in transit thereto or therefrom or in any other place or places in Canada in which any of the said property may be located.

        This security is given under the provisions of section 427 of the Bank Act.

        The property now owned by the undersigned or in respect of which the undersigned now has or may hereafter acquire rights and hereby assigned is free from any mortgage, lien or charge thereon, other than previous assignments, if any, to the Bank, and the undersigned warrants that the property that may hereafter be acquired by the undersigned and is hereby assigned shall be free from any mortgage, lien or charge thereon, other than previous assignments, if any, to the Bank.

DATED at Montreal this 8th day of August, 2002.
Jeux Hexacto inc.
(SIGNED) André Taillefer

Note—If executed by a company with a corporate seal, the corporate seal should be affixed.

        *The description of property or designation of place or places, or any part thereof, may be set out in a schedule annexed.